      AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ON JANUARY 31, 1996
                                                    REGISTRATION NO. 33-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                              TELEMUNDO GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             13-3348686
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization                             Identification No.)

           2290 WEST 8TH AVENUE, HIALEAH, FLORIDA 33010 (305) 884-8200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                         ______________________________

                               PETER J. HOUSMAN II
                             CHIEF FINANCIAL OFFICER
                                  AND TREASURER
                              TELEMUNDO GROUP, INC.
                              2290 WEST 8TH AVENUE
                             HIALEAH, FLORIDA  33010
                                 (305) 884-8200

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                             PATRICK J. DOOLEY, ESQ.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                 399 PARK AVENUE
                               NEW YORK, NY  10022
                                 (212) 872-1000

                         ______________________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Exchange Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         ______________________________

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  Proposed         Proposed
                     Shares        Maximum          Maximum         Amount of
  Title of Shares     to be    Offering Price      Aggregate       Registration
 to be Registered  Registered   Per Share(1)   Offering Price(1)       Fee
--------------------------------------------------------------------------------
 Series A
 Common Stock....    994,231    $16.9375          $16,839,788          $5,807
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457 UNDER THE SECURITIES ACT OF 1933, BASED ON THE AVERAGE HIGH AND LOW SALES PRICES OF THE CLASS A COMMON STOCK ON JANUARY 29, 1996 AS
REPORTED BY THE NASDAQ NATIONAL MARKET.

_____________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIERS AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                             DATED JANUARY 31, 1996



PROSPECTUS

TELEMUNDO GROUP, INC.

994,231 Shares of Series A Common Stock


This Prospectus relates to 994,231 shares of Series A Common Stock, $.01 par value per share (the "Series A Common Stock"), of Telemundo Group, Inc. ("Telemundo" or the "Company") being offered for resale from time to time by Reliance Group Holdings, Inc. ("RGH"), Reliance Insurance Company, an indirect wholly owned subsidiary of RGH ("RIC") and United Pacific Insurance Company, a wholly owned subsidiary of RIC ("United" and collectively, the "Selling Stockholders").

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


The shares of Series A Common Stock to which this Prospectus relates may be sold from time to time by the Selling Stockholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Company will receive no portion of the proceeds of the sale of such shares of Series A Common Stock and will bear the expense incident to the registration of such shares.

The last reported sale price of Series A Common Stock as reported by Nasdaq National Market on January 29, 1996, was $17.00.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is           , 1996.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and exhibits filed as a part thereof and otherwise incorporated therein and which may be inspected and copied in the manner and at the sources described above. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents which have been filed by the Company with the Commission are incorporated by reference into this Prospectus:


          1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 as amended by Form 10-Q/A filed November 27, 1995 and by Form 10-Q/A-2 filed January 31, 1996;

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

          3. The Company's Current Reports on Form 8-K filed January 13, 1995 and January 31, 1996;


          4. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;


          5. The Company's Registration Statement on Form 8-A (the "Form 8-A") under the Exchange Act filed with the Commission on December 9, 1994 (which includes a description of the Company's common stock); and

          6. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

          The Company has filed a registration statement under the Securities Act of 1933 to register a contemplated offering and sale of senior notes.
The preliminary prospectus which is a part of such registration statement has also been filed under the Exchange Act as an exhibit to a Current Report on Form 8-K filed on January 31, 1996. Such Current Report and exhibit are incorporated by reference into this Prospectus and a copy of such preliminary prospectus will be delivered with this Prospectus. There can be no assurance that the Company will offer the senior notes for sale or consummate such offering and issue such senior notes or that the terms of senior notes actually issued will not be materially different from the terms described in such preliminary prospectus. If, during the time the Selling Stockholders are required to deliver this Prospectus, the preliminary prospectus for the senior notes is amended in any material manner, or the offering of the senior notes is made, the Company will file the amended or the final prospectus, as the case may be, under the Exchange Act as an exhibit to a Current Report on Form 8-K. Such Current Report and exhibit will be incorporated by reference into this Prospectus and a copy of such amended or final prospectus, as the case may be, will be delivered with this Prospectus.


          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information.) Requests for such documents should be directed to the Company at its principal executive offices, 2290 West 8th Avenue, Hialeah, Florida 33010
Attention: Shareholder Relations, telephone (305) 884-8200.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of Series A Common Stock by the Selling Stockholders hereunder.

                              SELLING STOCKHOLDERS


     At January 30, 1996, the Selling Stockholders beneficially owned 1,133,158 shares of Series A Common Stock (the "Reliance Shares") representing approximately 18.6% of the outstanding Series A Common Stock and approximately 11.2% of the total outstanding shares of Series A Common Stock and Series B Common Stock, $.01 par value per share (the "Series B Common Stock," and together with the Series A Common Stock, the "Common Stock").
The Reliance Shares include 138,889 shares of Series A Common Stock represented by currently exercisable warrants held by RIC to purchase such shares at an exercise price of $7.19 per share (the "RIC Warrants"). The RIC Warrants remain exercisable for the five year period from December 30, 1995, the date they became exercisable. The Reliance Shares also include 38 shares of Series A Common Stock represented by currently exercisable warrants (32 of which are held by RIC and 6 of which are held by RGH) to purchase such shares at an exercise price of $7.00 per share (the "Reliance Creditor Warrants").
 RIC also beneficially owns warrants to purchase 277,778 shares of Series A Common Stock at an exercise price of $7.19 per share (the "RIC Additional Warrants" and collectively with the RIC Warrants, the "Reliance Warrants"), one-half of which warrants become exercisable on each of December 30, 1996 and 1997 for five-year periods from the date they become exercisable.
Neither the Reliance Creditor Warrants, the RIC Warrants, the RIC Additional Warrants nor the shares underlying such warrants are being registered hereby.
 Of the 1,133,158 shares of Series A Common Stock beneficially owned by the Selling Stockholders, 980,155 shares, 14,000 shares and 76 shares are being registered hereby on behalf of each of RIC, United and RGH, respectively.

     After completion of the sale by the Selling Stockholders, assuming the sale of all shares of Series A Common Stock being offered hereby, (i) RIC will beneficially own (A) the RIC Warrants and 32 of the Reliance Creditor Warrants (the shares underlying which in the aggregate represent approximately 2.3% of the outstanding Series A Common Stock and approximately 1.4% of the total shares of Series A Common Stock and Series B Common Stock outstanding) and (B) the RIC Additional Warrants, (ii) RGH will own 6 of the Reliance Creditor Warrants and (iii) United will not own any shares of Common Stock.

     During the three year period prior to the date of this Prospectus and until July 1994, RIC and its affiliates owned, in the aggregate, approximately 78% of the common stock of the Company's predecessor. In July 1994, the ownership of RIC and its affiliates in the common stock of the Company's predecessor was decreased to approximately 58%. On December 30, 1994, in connection with the consummation of the Company's Plan of Reorganization (the "Plan"), all shares in the Company's predecessor were cancelled and, (i) the Selling Stockholders purchased the Reliance Shares and received the RIC Warrants, the Reliance Creditor Warrants and the RIC Additional Warrants and (ii) the Company, RIC and certain other parties entered into a registration rights agreement pursuant to which the Company agreed to register under the Securities Act Common Stock held by RIC and certain of its respective affiliates and company (collectively, the "Rights Holders"). Under the registration rights agreement, the Company is obligated, subject to certain terms and conditions and upon demand by the Rights Holders, to use reasonable diligence to effect and to maintain for not more than 90 days the registration under the Securities Act of certain registrable securities as defined in the agreement. Under the terms of the registration rights agreement, the Company has agreed to indemnify the Selling Stockholders and the Selling Stockholders have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

     RIC is indirectly controlled by Saul P. Steinberg, members of his family and affiliated trusts. Mr. Steinberg served as Chairman of the Company's predecessor from February 1987 until December 1994. In addition, certain executive officers and directors of RGH and RIC served as directors of the Company or its predecessor until December 1994 except for Messrs. Saul P. Steinberg and George E. Bello, each of whom served in such capacity until February 1995. Prior to December 1994, the Selling Stockholders provided the Company's predecessor with certain professional and specialized services and with insurance coverage. In 1993 and 1994, the Selling Stockholders provided the Company and its subsidiaries with certain insurance coverage at an aggregate cost to the Company of approximately $1,000,000. The Selling Stockholders did not provide any services or insurance coverage to the Company or any of its subsidiaries in 1995.

                              PLAN OF DISTRIBUTION

     It is expected that the offering of the Series A Common Stock by the Selling Stockholders will be effected from time to time in one or more transactions in the Nasdaq National Market or in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through broker-dealers and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Series A

Common Stock for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate with the Selling Stockholders in such a distribution may be deemed to be underwriters. Any commissions received by broker-dealers in a distribution and any profit on the sale by broker-dealers in a distribution may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholders can presently estimate the amount of such compensation. Other than as indicated herein, the Company knows of no existing arrangements between the Selling Stockholders and any other holder of Common Stock, underwriter, dealer, or broker or other agent relating to the sale or distribution of the shares of Series A Common Stock offered hereby.


     Agents for the sale or distribution of the shares offered hereby, and underwriters, if any, may engage in transactions with or perform services to the Company or its affiliates in the ordinary course of business.

     To comply with certain states' securities laws, if applicable, the shares of Series A Common Stock offered hereby may be sold in such states only through brokers or dealers.


     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the shares of Series A Common Stock offered hereby may not simultaneously engage in certain market activities with respect to any of the Series A Common Stock for a period of two or nine business days, as applicable, prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases of any of the shares of Series A Common Stock.

     The Company will pay the expenses of registering the shares of Series A Common Stock being offered hereby by the Selling Stockholders.

                          DESCRIPTION OF CAPITAL STOCK

     The statements set forth below are summaries of certain provisions relating to the capital stock of the Company and are qualified in their entirety by the provisions of the Company's Restated Certificate of Incorporation (the "Restated Certificate"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Company's Form 8-A, which is incorporated herein by reference.

     The Company is authorized to issue 21,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value one cent ("Preferred Stock"), and 20,000,000 shares of Common Stock, par value one cent, divided into two series as follows: (i) 14,388,394 shares of Series A Common Stock and (ii) 5,611,606 shares of Series B Common Stock. As of January 10, 1996, there were no shares of Preferred Stock, 5,957,865 shares of Series A Common Stock and 4,043,335 shares of Series B Common Stock issued and outstanding.

     VOTING RIGHTS. Except as discussed below or as required by law, the holders of the Series A Common Stock vote together with the holders of the Series B Common Stock and are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Except as otherwise provided by law or in the Restated Certificate or By-Laws, the affirmative vote of a majority of the shares represented at a meeting of stockholders and entitled to vote on the matter submitted is required for stockholder approval.

     DIVIDENDS AND LIQUIDATION. Holders of Common Stock are entitled to receive ratably such dividends as may be lawfully declared by the Board of Directors and paid by the Company and, in the event of liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets available for distribution after payment or provision for payment of the debts and other liabilities of the Company, and of preferential amounts, if any, to holders of any other class or series of stock of the Company. Any dividend paid in shares of Common Stock shall be paid only in shares of Series A Common Stock.

     CONVERSION AND PREEMPTIVE RIGHTS. The Series A Common Stock is neither redeemable nor convertible, and the holders of Series A Common Stock have no preemptive rights to purchase any securities of the Company. Shares of Series B Common Stock are convertible on a one-for-one basis into shares of Series A Common Stock at the option of the holder. All outstanding shares of Series B Common Stock automatically convert into shares of Series A Common Stock on a one-for-one basis immediately upon the earlier of (i) December 30, 1999 and (ii) such time as there are less than 2,000,000 shares of Series B Common Stock issued and outstanding as may be adjusted as a result of a recapitalization, stock dividend, combination or stock split-up which results in a change in the number of shares of Series B Common Stock. Shares of Series B Common Stock held by a person shall also convert on a one-for-one basis into shares of Series A Common Stock upon the transfer to a person other than certain permitted transferees as described in the Restated Certificate. The Company may not issue any additional shares of Series B Common Stock.

     RESTRICTION ON OWNERSHIP AND TRANSFER. The Restated Certificate provides that so long as the provisions of Section 310 of the Communications Act of 1934 (the "Communications Act") apply to the Company, except as provided by law, not more than 25% of either (a) the aggregate number of shares of stock of the Company outstanding in any series entitled to vote on any matter before a meeting of stockholders shall at any time be voted, and (b) the aggregate number of shares of stock of the Company outstanding, shall at any time be owned of record, by or for the account of aliens or their representatives or by or for the account of a foreign government or representative, or by or for the account of any corporation organized under the law of a foreign country, and the Restated Certificate contains restrictions on transfer if such transfer would result in the aggregate number of shares of stock owned by such entities exceeding 25% of the number of shares of stock then outstanding. Additionally, any transfer of the Company's capital stock shall not be permitted if such transfer would violate the Communications Act or the rules promulgated thereunder.

      OTHER PROVISIONS. Prior to the first date on which there are no outstanding shares of Series B Common Stock ("Conversion"), the total number of directors constituting the Board of Directors of the Company must be at least nine (9) directors, the smallest number constituting a majority of whom are elected by the holders of the Series B Common Stock, and the remainder of whom are elected by the holders of the Series A Common Stock. Prior to Conversion, any director of the Company may be removed from office without cause, at any time, by the affirmative vote of stockholders representing not less than a majority of the holders of the series of Common Stock that elected such director. Any vacancy created by the removal of a director may be filled prior to Conversion only by the holders of the series of Common Stock that elected the director that was removed. After Conversion (a) the Board of Directors of the Company will initially consist of the number of directors in office immediately prior thereto, and thereafter such number as may be fixed in accordance with the by-laws of the Company, (b) the directors will be elected solely by the holders of the Series A Common Stock, and (c) any director may be removed and the vacancy created by the removal filled in accordance with the provisions of the Delaware General Corporation Law and the by-laws of the Company.

      Prior to Conversion, any vacancy in the Board of Directors, whether arising from death, resignation, or any other cause (other than removal or an increase in the number of directors), may be filled by a majority of the remaining directors of the same series as the director who left the Board of Directors or, if only one director of such series remains in office, then by such sole director, in either case, though less than a quorum; or by the stockholders of the series that elected such director at the next annual meeting thereof or at a special meeting thereof. If there are no remaining directors of the same series, a special meeting of stockholders of that series must be held as soon as possible to elect the successor. Each director so elected will hold office until his successor has been elected and qualified.

      Prior to Conversion, in the event of a newly created directorship in the Board of Directors of the Company resulting from an increase in the size of the Board of Directors, half of the directors appointed to fill the vacancies resulting therefrom will be Series A Common Stock directors and the remaining newly appointed directors will be Series B Common Stock directors, in either case selected by a majority of the directors of that series then in office, though less than a quorum, or by the holders of the series of Common Stock entitled to elect such director at the next annual meeting thereof or at a special meeting thereof. From and after Conversion, any vacancy in the Board of Directors will be filled in accordance with the provisions of the Delaware General Corporation Law and the by-laws of the Company.

                                     EXPERTS

     The audited consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated January 31, 1996 and from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Video 44 as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated January 31, 1996 have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

     The validity of the shares of Series A Common Stock offered hereby and certain legal matters have been passed upon for Telemundo by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY ONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               __________________


                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Incorporation By Reference . . . . . . . . . . . . . . . . . . . . . . . .    2
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Use Of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Plan Of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . . .    5
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7


TELEMUNDO GROUP, INC.



                                 994,231 SHARES
                             SERIES A COMMON STOCK,
                                 $.01 PAR VALUE

















PROSPECTUS

DATED _____________, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with the issuance and distribution of the Securities being registered.

          SEC registration fee . . . . . . . . . .$   5,807
                                                   ---------
          Blue Sky fees and expenses . . . . . . .    3,000
                                                   ---------
          Accounting fees and expenses . . . . . .    2,500
                                                   ---------
          Legal fees and expenses. . . . . . . . .   25,000
                                                   ---------
          Printing and engraving expenses. . . . .    1,000
                                                   ---------
          Miscellaneous. . . . . . . . . . . . . .   10,000
                                                   ---------
                     TOTAL . . . . . . . . . . . .$  48,307
                                                   ---------
                                                   ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.


     Section 145 of the DGCL permits for the indemnification by a Delaware corporation of its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against liabilities and expenses incurred in any such action, suit or proceeding; provided that such persons satisfy certain standards set forth in such section.

     The Company's Restated By-laws provide, among other things, and subject to the procedures specified therein, that (1) the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action (other than an action by or in the right of the Company) by reason of the fact that he is a director or officer of the Company, or is serving at the request of the Company as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is a director or officer of the Company, or is serving at the request of the Company as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.



      The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such under liability insurance policies carried by the Company.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

     (a)  Exhibits


     A list of exhibits filed with this Registration Statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.


ITEM 17.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities

     Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, State of Florida, on January 30, 1996.

                                   TELEMUNDO GROUP, INC.


                                   By:  /s/ Roland A. Hernandez
                                        ----------------------------------
                                        Roland A. Hernandez
                                        Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Roland
A. Hernandez and Peter J. Housman II his true and lawful attorney and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 30, 1996.

          SIGNATURE                               TITLE
          ---------                               -----


/s/ Roland A. Hernandez                 President and Chief Executive Officer
--------------------------------          and Director (Principal Executive
    Roland A. Hernandez                   Officer)


/s/ Peter J. Housman II                 Chief Financial Officer (Principal
--------------------------------          Financial  Officer)
    Peter J. Housman II

/s/ Steven E. Dawson                    (Principal Accounting Officer)
--------------------------------
    Steven E. Dawson


/s/ Leon D. Black                       Director
--------------------------------
    Leon D. Black


/s/ Guillermo Bron                      Director
--------------------------------
    Guillermo Bron


/s/ Alan Kolod                          Director
--------------------------------
    Alan Kolod


/s/ Bruce H. Spector                    Director
--------------------------------
    Bruce H. Spector



/s/ Barry W. Ridings                    Director
--------------------------------
    Barry W. Ridings



                                        Director
--------------------------------
    Edward M. Yorke


/s/ David E. Yurkerwich                 Director
--------------------------------
    David E. Yurkerwich

                                  EXHIBIT INDEX




                                                             Sequentially
Exhibit                                                      Numbered
Number                           Exhibit                     Page

 4.1          Specimen certificate of the Series A Common
              Stock*

 4.2          Specimen certificate of the Series A Common
              Stock Warrant*

 4.3          Warrant Agreement dated as of December 30,
              1994 between the Company and Reliance
              Insurance Company, filed as Exhibit 4.4 to the December 30, 1994 8-K and incorporated herein by reference

 4.4 Registration Rights Agreement dated as of December 30, 1994 between the Company, Apollo Advisors, L.P. and Reliance Insurance Company, filed as Exhibit 4.5 to the December 30, 1994 8-K and incorporated herein by reference


 4.5          Restated Certificate of Incorporation of Telemundo
              Group, Inc., filed as Exhibit 4.1 to the Company's
              Current Report on Form 8-K dated December 30, 1994 and incorporated herein by reference


 5.1          Opinion of Akin, Gump, Strauss, Hauer & Feld,
              L.L.P.**

 23.1         Consent of Akin, Gump, Strauss, Hauer & Feld,
              L.L.P. (included in Exhibit 5.1)**

 23.2         Consent of Deloitte & Touche LLP**

 23.3         Consent of Price Waterhouse LLP**

 24.1 Power of Attorney (included on the signature page of the Registration Statement)

     * Incorporated by reference from the Registrant's Registration Statement on Form 8A filed December 9, 1994.

     **   Filed herewith.